Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.2	By-Laws(1)
5.1	Opinion of Cane Clark, LLP, with consent to use(1)
10.1	License Agreement (1)
10.2	Slack Services
10.3	Bendio Services
10.4	MERI China, LLC Manufacturing Bid
23.1	Consent of Malone & Bailey, PC
24.1	Power of Attorney (see attached signature page)

(1) Included in previously filed registration statement.

Exhibit 10.2

We have retained Robert Slack, DVM as a consultant for the development of our Product. He has received approval to access all of the different sizes of dog mouths from the Washington State University Department of Veterinary School of Medicine. We also have access to study the craniums of the canine cadavers from his veterinary clinic. Thus, when we have completed the development of all four sizes of our Product, we can test each size on a wide variety of different jaw sizes. This will ensure that every pet in America will be properly sized for at least one of our Products.

On September 26, 2007, we issued 130,000 shares of our common stock to Mr. Slack for services rendered.  These shares were valued at $2,457. Mr. Slack provided us molds to use, advise on the toothbrush mold design, and will test the efficacy of the toothbrush on sedated dogs at his vet clinic once we have our final mold design. We have a verbal arrangement with Mr. Slack for these services.